Dec. 3, 2013

Media Contact:	Investor Contact: Investor Contact:
Maureen Brown Maureen.brown@huntington.com	Todd Beekman Todd.beekman@huntington.com	Mark Muth Mark.Muth@huntington.com

614-480-5512	614-480-3878	614-480-4720

HUNTINGTON BANK NAMES THREE VETERAN BANKERS TO DRIVE
ONGOING GROWTH

COLUMBUS, Ohio – Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) today announced a reorganization among its executive leadership to drive the bank’s ongoing growth and leverage the knowledge of its highly experienced team. Three of its successful leaders will take on new responsibilities and a fourth long-term executive has chosen to retire.

Jim Dunlap, who has led the growth of Huntington’s commercial and regional banking segments, will now head the bank’s wealth and government banking group. He will also continue to serve as Huntington’s lead executive in Michigan, where Huntington has played a role in helping the state to recover. Huntington’s regional presidents will continue to report to Dunlap.

Dunlap has more than 30 years of broad banking experience and a consistent track record of delivering strong results. He will replace Dan Benhase who has decided to retire in 2014. Benhase will remain with the bank through the transition.

“Jim’s broad experience positions him well to drive improved profitability and deepen relationships within the highly competitive wealth and government banking industries,” said Huntington Chairman, President and CEO Steve Steinour. “Jim has played a key role in the success of our commercial and regional teams as well as our strategies for investment and expansion in Michigan.

“During his 13-year tenure with Huntington, Dan led the successful development of the wealth group,” added Steinour. “He also took on additional responsibilities and successfully managed our home lending division during a challenging time in the market.”

Rick Remiker has been promoted and will replace Dunlap as the lead commercial banking executive. He successfully launched Huntington’s specialty banking, which includes equipment finance, health care, energy, international and food and agriculture banking.

“Rick has a proven ability to drive commercial growth and will help us to build on the solid foundation we now have in the commercial segment,” said Steinour.

As part of today’s announcements, Huntington’s mortgage business will now report to Paul Heller, chief technology and operations officer. By moving the business to technology and operations, the bank can leverage its digital and technological investments to better serve customers and shareholders.

“Paul is an exceptionally talented leader,” added Steinour. “He has made a big impact in Huntington’s technology and operations and will further leverage technology in our home lending division.”

About Huntington

Huntington Bancshares Incorporated is a $57 billion regional bank holding company headquartered in Columbus, Ohio. The Huntington National Bank, founded in 1866, provides full-service commercial, small business, and consumer banking services; mortgage banking services; treasury management and foreign exchange services; equipment leasing; wealth and investment management services; trust services; brokerage services; customized insurance brokerage and service programs; and other financial products and services. The principal markets for these services are Huntington’s six-state retail banking franchise: Ohio, Michigan, Pennsylvania, Indiana, West Virginia, and Kentucky. The primary distribution channels include a banking network of more than 700 traditional branches and convenience branches located in grocery stores and retirement centers, and through an array of alternative distribution channels including internet and mobile banking, telephone banking, and more than 1,500 ATMs. Through automotive dealership relationships within its six-state retail banking franchise area and selected other Midwest and New England states, Huntington also provides commercial banking services to the automotive dealers and retail automobile financing for dealer customers.